UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Perry Parkway, Suite 13 Gaithersburg, Maryland	20877
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (301) 825-5320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CBMG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information called for by this item is contained in Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 23, 2020, Cellular Biomedicine Group, Inc. (the “Company”) entered into a Bridge Loan Agreement with TF I Ltd. (the “TF Bridge Loan Agreement”) pursuant to which TF I Ltd. agreed to provide an unsecured loan to the Company in an aggregate principal amount of $10 million at a simple interest rate of 6% per annum (the “TF Bridge Loan”). The TF Bridge Loan Agreement was approved by the Board of Directors (the “Board”) of the Company based on the recommendation of the Special Committee of the Board (the “Special Committee”) and its advisers. TF Capital Ranok Ltd., an affiliate of TF I Ltd., is a member of the consortium that, through certain newly formed entities, entered into a merger agreement with the Company on August 11, 2020 (the "Merger Agreement") relating to the proposed merger previously disclosed in the Company’s Current Report on Form 8-K filed on August 12, 2020 (the “Merger”). The TF Bridge Loan will be funded as promptly as reasonably practicable. The Company is required to repay all unpaid principal of the TF Bridge Loan, together with the accrued but unpaid interest thereon, on the maturity date, which is the earlier of (i) August 7, 2021, and (ii) the occurrence of an event of default (as specified in the convertible promissory note issued pursuant to the terms of the TF Bridge Loan Agreement (the “TF Note”), the form of which is attached as Exhibit A to the TF Bridge Loan Agreement), for so long as any such event of default has not been remedied by the end of the applicable grace period.

Pursuant to the TF Note, TF I Ltd. has the right, at its option, to convert all (but not part) of the unpaid principal amount of the TF Bridge Loan together with the accrued but unpaid interest into common stock of the Company (i) on the close of business on the maturity date at a conversion price equal to the lower of (A) $19.50 per share and (B) an amount representing a 15% discount to the volume weighted average price over the preceding 30 trading days prior to and including the maturity date, subject to ratable adjustment for any stock split, stock dividend, stock combination or other recapitalization occurring subsequent to the date of the TF Note or (ii) immediately prior to (but subject to) the closing of certain acquisitions of the Company (including the Merger) prior to the maturity date, at a conversion price equal to the price per share of common stock payable (or deemed payable) in such acquisition.

A copy of the TF Bridge Loan Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

On October 23, 2020, the Company entered into a Bridge Loan Agreement with Yunfeng Capital Limited (the “Yunfeng Bridge Loan Agreement”) pursuant to which Yunfeng Capital Limited agreed to provide an unsecured loan to the Company in an aggregate principal amount of $10 million at a simple interest rate of 6% per annum (the “Yunfeng Bridge Loan”). The Yunfeng Bridge Loan Agreement was approved by the Board based on the recommendation of the Special Committee and its advisers. Yunfeng Fund III, L.P., an affiliate of Yunfeng Capital Limited, is a member of the consortium that, through certain newly formed entities, entered into a merger agreement with the Company on August 11, 2020 relating to the Merger. The Yunfeng Bridge Loan will be funded as promptly as reasonably practicable. The Company is required to repay all unpaid principal of the Yunfeng Bridge Loan, together with the accrued but unpaid interest thereon, on the maturity date, which is the earlier of (i) August 7, 2021, and (ii) the occurrence of an event of default (as specified in the convertible promissory note issued pursuant to the terms of the Yunfeng Bridge Loan Agreement (the “Yunfeng Note”), the form of which is attached as Exhibit A to the Yunfeng Bridge Loan Agreement), for so long as any such event of default has not been remedied by the end of the applicable grace period.

Pursuant to the Yunfeng Note, Yunfeng Capital Limited has the right, at its option, to convert all (but not part) of the unpaid principal amount of the Yunfeng Bridge Loan together with the accrued but unpaid interest into common stock of the Company (i) on the close of business on the maturity date at a conversion price equal to the lower of (A) $19.50 per share and (B) an amount representing a 15% discount to the volume weighted average price over the preceding 30 trading days prior to and including the maturity date, subject to ratable adjustment for any stock split, stock dividend, stock combination or other recapitalization occurring subsequent to the date of the Yunfeng Note or (ii) immediately prior to (but subject to) the closing of certain acquisitions of the Company (including the Merger) prior to the maturity date, at a conversion price equal to the price per share of common stock payable (or deemed payable) in such acquisition.

A copy of the Yunfeng Bridge Loan Agreement is attached as Exhibit 10.2 and is incorporated herein by reference.

In a consent letter dated October 23, 2020, CBMG Holdings, as the Parent under the Merger Agreement, (i) consented to the execution of the TF Bridge Loan Agreement and the Yunfeng Bridge Loan Agreement (together, the “Loan Agreements”) by the Company, the consumation of transactions contemplated thereunder and the TF Bridge Loan and Yunfeng Bridge Loan (together, the “Loans”) to be incurred upon the execution of the Loan Agreements, and (ii) acknowledged that the Loans do not constitute Indebtedness under Section 7.1(b)(vi)(A) of the Merger Agreement.

The securities issuable upon conversion of the TF Bridge Loan Agreement and the Yunfeng Bridge Loan Agreement will be issued in reliance on an exemption from registration pursuant to Regulation S promulgated under Section 4(2) of the Securities Act of 1933, as amended, by the Securities and Exchange Commission and Regulation D promulgated thereunder. The issuances did not involve any public offering; no general solicitation or general advertising was used in connection with the offering.

Item 3.02. Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 2.03, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1        Bridge Loan Agreement by and between Cellular Biomedicine Group, Inc. and TF I Ltd., dated October 23, 2020
10.2        Bridge Loan Agreement by and between Cellular Biomedicine Group, Inc. and Yunfeng Capital Limited., dated October 23, 2020
104         Cover Page Interactive Data File (embedded within the Inline XBRL document, included as Exhibit 101).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: October 23, 2020	By:	/s/ Tony (Bizuo) Liu
Tony (Bizuo) Liu
Chief Executive Officer